UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

Salmon Express Inc.
(Exact name of registrant specified in charter)

Nevada	333-111996	98-0228169
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6604 Topaz Drive
Vernon, British Columbia Canada
(Address of principal executive offices) (Zip Code)

(250) 558-0991
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On January 31, 2005, Salmon Express Inc., a Nevada corporation (the “Registrant’), signed an Agreement and Plan of Merger by and among the Registrant, MicroMed Technology, Inc., a privately-held Delaware corporation (“MicroMed”), Salmon Acquisition Corp., a privately-held Nevada corporation and wholly-owned subsidiary of the Registrant (the “Merger Sub”), and Pete Smith, Sr., an individual stockholder of the Registrant (the “Merger Agreement”)(the transaction is referred to as the “Merger”).  A copy of the Merger Agreement is attached hereto as Exhibit 2.1.

The Merger is to be effectuated through the Merger Sub, which will then merge with and into MicroMed, with MicroMed being the surviving corporation.  The Registrant will issue shares of its common stock on a one-for-one basis to the stockholders of MicroMed in exchange for 100% of the issued and outstanding shares of common stock of MicroMed. Additionally, the Registrant will assume options and warrants to purchase shares of common stock on the same terms and conditions as previously issued by MicroMed.  Further to the Merger Agreement, the Registrant will assume the MicroMed 1997 Stock Option Plan and the MicroMed 2005 Stock Incentive Plan as stock option plans of the Registrant.

The Registrant will also cancel up to 10,010,800 shares of its common stock held by Pete Smith, Sr. and will distribute assets (and related liabilities) to him that the Registrant held prior to the Merger.  Mr. Smith will also receive cash remuneration in the amount of $0.0605 per share from third parties unaffiliated to the Registrant for his agreement to cancel such shares. The distribution of assets (and related liabilities) and the payment of cash will occur immediately following the closing of the Merger.

The Registrant will deposit 1,500,000 shares of its common stock into an escrow account, which shall cover any claims for breach of warranties, indemnities, covenants or undertakings contained in the Merger Agreement raised by MicroMed during the 18 month period following the closing of the Merger.

Immediately prior to the Merger, the Registrant will effectuate a 1-for-3.3528 reverse stock split of its common stock.  Additionally, immediately following the Merger, the Registrant will reincorporate from the State of Nevada to the State of Delaware and will change its corporate name from Salmon Express Inc. to such name as MicroMed may select prior to the closing of the Merger.

The Merger will result in a change-in-control of the Registrant by MicroMed and its stockholders and the assumption of MicroMed’s operations and liabilities.  In connection with the change-in-control, the Board of Directors and management of MicroMed will become the Board of Directors and management of the Registrant.

The Registrant intends to file an Information Statement on Schedule 14C regarding the Merger and related transactions.  Investors and security holders are urged to read the Information Statement when it becomes available, as it will contain important information regarding the Merger and related transactions.

Item 9.01. Financial Statements and Exhibits.

(c)      Exhibits:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 31, 2005, by and among Salmon Express, Inc., MicroMed Technology, Inc., Salmon Acquisition Corp. and Pete Smith, Sr.

99.1	Press release issued February 1, 2005 announcing the signing of the Agreement and Plan of Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALMON EXPRESS INC.

Date: February 1, 2005	By: /s/ Pete Smith, Sr.
Pete Smith, Sr.
President and Chief Executive Officer
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 31, 2005, by and among Salmon Express, Inc., MicroMed Technology, Inc., Salmon Acquisition Corp. and Pete Smith, Sr.

99.1	Press release issued February 1, 2005 announcing the signing of the Agreement and Plan of Merger.